UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

(a) On March 29, 2007, Dell Inc. delivered a blackout notice to its directors and executive officers informing them of a temporary suspension of contributions to the Dell Stock Fund within the Dell Inc. 401(k) Plan and the Dell Financial Services L.P. 401(k) Plan, as a result of the anticipated delayed filing of the company’s fiscal 2007 Annual Report on Form 10-K, and the resulting blackout restrictions imposed upon the company’s directors and executive officers. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the blackout notice. The company provided the blackout notice to its directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission's Regulation BTR.

Item 8.01 Other Events.

On March 29, 2007, the company issued a press release announcing that the company will delay filing its fiscal 2007 Annual Report on Form 10-K pending completion of the previously announced internal investigation by the Audit Committee of the Board of Directors. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 – Blackout Notice dated March 29, 2007, as provided to directors and executive officers of  Dell Inc.

Exhibit 99.2 – Press Release issued by Dell Inc., dated March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: March 29, 2007	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Blackout Notice dated March 29, 2007, as provided to directors and executive officers of Dell Inc.
99.2	Press Release issued by Dell Inc., dated March 29, 2007.